UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective September 30, 2005, the Compensation and Management Development Committee ("Committee") of the Hillenbrand Industries, Inc.’s ("Company") Board of Directors decided on the general terms of the Short-Term Incentive Compensation Plan available for key employees, including executive officers ("Executives") other than the Company’s current interim Chief Executive Officer and President of the Company and its subsidiaries, for fiscal year 2006 ("STIC Plan").

For fiscal year 2006, the Committee established specific short-term financial performance objectives which will be measured in terms of revenue and income before taxes for each of the Company, Hill-Rom Company and its Homecare/Surgical Division and Batesville Casket Company. The STIC Plan pool for each of those businesses will be funded between thirty and one hundred and fifty percent of the sum equal to the product of the incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant in each of those businesses times their base salary. Each such STIC Plan pool will be funded seventy five percent by income before taxes and twenty five percent by revenues generated within each applicable business.

As in past years, certain nonrecurring special charges and amounts will be excluded from the calculation of applicable revenue and income before tax targets for purposes of funding STIC Plan pools.

Each participant will be a member of only one pool; provided that participants who are employees of Hill-Rom’s Homecare/Surgical Division will be eligible for STIC Plan payouts sixty percent based on the STIC Plan pool funding of that division’s pool and forty percent based on Hill-Rom’s STIC Plan pool funding; and provided, further, that certain Executives, including the Company’s permanent President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President and General Counsel, Vice President of Human Resources and Vice President of Strategy and Shared Services will be eligible for STIC Plan payouts based fifty percent on the STIC Plan pool funding of each of the Company, on a consolidated basis, and Hill-Rom.

Under the terms of the STIC Plan, at applicable revenue and income before tax targets, the short term incentive compensation opportunity is equal to up to 90% of base salary for the permanent Chief Executive Officer and President of the Company; 75% of base salary in the case of the Chief Executive Officer of Batesville Casket Company; 50% of base salary in the case of the Chief Financial Officer of the Company; and 50% of base salary for other corporate and subsidiary senior executives. The STIC Plan provides for individual short term incentive compensation payouts ranging from 0% to 200% of the executive’s short term incentive compensation opportunity set forth above depending upon achievement of applicable pool funding and personal performance objectives determined, in the case of the permanent President and Chief Executive Officer of the Company, by the Committee, and, in the case of the other executives, by the Chief Executive Officer of the Company and approved by the Committee.

Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short-term incentive compensation is payable in cash. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.

The Company expects that the Amended and Restated Short-Term Incentive Compensation Program previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 will be revised to implement the STIC Plan as approved by the Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

October 5, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

October 5, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer